Exhibit 99.1

JMP Group Reports Second Quarter 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 24, 2015--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2015.

  Operating net income was $4.9 million, or $0.22 per diluted share, an increase of 20.3% from $4.0 million, or $0.18 per share, for the second quarter of 2014. For the six months ended June 30, 2015, operating net income was $10.0 million, or $0.45 per share, an increase of 18.7% from $8.4 million, or $0.37 per share, for the six months ended June 30, 2014. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $38.3 million, a decrease of 23.4% from $50.0 million for the second quarter of 2014. For the six months ended June 30, 2015, adjusted net revenues were $75.9 million, a decrease of 19.1% from $93.8 million for the six months ended June 30, 2014. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”
  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $5.8 million, or $0.25 per diluted share, compared to $3.2 million, or $0.13 per share, for the second quarter of 2014. For the six months ended June 30, 2015, GAAP net income was $3.9 million, or $0.17 per share, compared to $7.2 million, or $0.30 per share, for the six months ended June 30, 2014.
  Total net revenues on a GAAP basis were $40.5 million and $81.4 million for the quarter and six months ended June 30, 2015, respectively, compared to $57.5 million and $95.2 million for the quarter and six months ended June 30, 2014, respectively.

“In the second quarter, JMP Group continued its strong performance, with operating EPS increasing 22% year over year to $0.22,” said Chairman and Chief Executive Officer Joe Jolson. “Led by JMP Securities, our taxable operating subsidiaries had another strong quarter, earning $0.14 per share, with net corporate income—net investment income less corporate costs—contributing the additional $0.07. Our operating return on equity was nearly 15% for the quarter, of which we paid out approximately 50%, resulting in an annualized earnings retention rate of more than 7%. We intend to retain most, if not all, of the taxable earnings from our operating platforms to support their growth; and, as a result, book value per share improved to $6.41 at June 30 from $6.14 at March 31.”

Segment Results of Operations
At JMP Securities, the broker-dealer segment, adjusted net revenues were $28.9 million, a decrease of 2.2% from $29.5 million for the second quarter of 2014. The broker-dealer segment’s operating margin on adjusted net revenues was 16.4%, compared to 16.8% for the second quarter of 2014.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $4.3 million decreased 71.5% from $15.0 million for the second quarter of 2014. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 0.5% for the quarter.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.4 million, a decrease of 10.9% from $1.5 million for the second quarter of 2014.

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Broker-dealer	$0.13	$0.13	$0.13	$0.26	$0.31
Asset management	-	0.01	0.02	0.01	0.03
Corporate credit management	0.01	0.01	0.02	0.02	0.02
Operating platform EPS	0.14	0.14	0.17	0.29	0.36
Net corporate income	0.07	0.09	0.01	0.16	0.01
Operating EPS (diluted)	$0.22	$0.23	$0.18	$0.45	$0.37

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking
Investment banking revenues were $21.3 million, a decrease of 7.5% from $23.1 million for the second quarter of 2014. For the six months ended June 30, 2015, investment banking revenues were $42.0 million, a decrease of 12.7% from $48.1 million for the six months ended June 30, 2014.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2015		Mar. 31, 2015		June 30, 2014		June 30, 2015		June 30, 2014
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	27	$14,933	34	$16,595	34	$14,717	61	$31,528	67	$34,238
Debt and convertible securities	6	3,502	5	857	5	1,090	11	4,359	11	2,661
Private capital markets and other	-	75	1	547	-	325	1	622	1	1,023
Strategic advisory	2	2,821	4	2,695	8	6,929	6	5,516	11	10,192
Total	35	$21,331	44	$20,694	47	$23,061	79	$42,025	90	$48,114

Brokerage
Net brokerage revenues were $6.4 million, a decrease of 1.1% from $6.5 million for the second quarter of 2014. For the six months ended June 30, 2015, net brokerage revenues were $12.5 million, a decrease of 5.0% from $13.1 million for the six months ended June 30, 2014.

Asset Management
Asset management-related fee revenues were $4.2 million, a decrease of 71.8% from $14.9 million for the second quarter of 2014, when incentive fees equaled $11.5 million. For the six months ended June 30, 2015, asset management-related fee revenues were $9.1 million, a decrease of 56.7% from $21.1 million for the six months ended June 30, 2014. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2015, totaled $2.0 billion, including $0.9 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.0 billion at March 31, 2015, and $1.9 billion at June 30, 2014. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.5 billion at June 30, 2015.

At June 30, 2015, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 62.3% of client assets under management, including sponsored funds.

Principal Transactions
Principal transactions generated net realized and unrealized gains of $2.9 million and $6.6 million for the quarter and six months ended June 30, 2015, respectively, compared to $9.7 million and $6.0 million for the quarter and six months ended June 30, 2014, respectively. For more information about principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations
The net return on invested capital managed by JMP Credit Advisors was 2.7%, compared to 3.7% for the second quarter of 2014.

At June 30, 2015, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $12.8 million, or 1.3% of gross performing loans outstanding at JMP Credit. At June 30, 2014, such discounts and reserves equaled $10.3 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at either June 30, 2015, or June 30, 2014.

A general loan loss provision of $0.2 million was offset by the reversal of a prior loan loss provision of $0.7 million related to JMP Credit Advisors CLO I, resulting in a net credit to loan loss reserves of $0.5 million for the quarter. At June 30, 2015, general loan loss reserves equaled 0.4% of gross performing loans at JMP Credit.

Net Interest Income
Net interest income was $5.4 million and $10.9 million for the quarter and six months ended June 30, 2015, respectively, compared to $3.8 million and $7.5 million for the quarter and six months ended June 30, 2014, respectively.

Expenses

Compensation and Benefits
Compensation and benefits expense was $27.5 million, compared to $38.0 million for the second quarter of 2014. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 63.8% of adjusted net revenues, compared to 64.9% for the second quarter of 2014. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 63.7%, compared to 67.1% for the second quarter of 2014.

For the six months ended June 30, 2015, compensation and benefits expense was $54.6 million, compared to $69.4 million for the six months ended June 30, 2014. With regard to annually awarded compensation, compensation and benefits expense was 64.9% of adjusted net revenues, compared to 71.3% for the six months ended June 30, 2014. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 64.9%, compared to 68.1% for the six months ended June 30, 2014.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense
Non-compensation expense was $8.3 million, compared to $7.2 million for the second quarter of 2014. For the six months ended June 30, 2015, non-compensation expense was $15.2 million, compared to $13.7 million for the six months ended June 30, 2014.

Book Value per Share
At June 30, 2015, JMP Group’s book value per share was $6.41, as set forth below.

(in thousands, except per share amounts)	June 30, 2015	Mar. 31, 2015	June 30, 2014

Shareholders' equity	$136,144	$130,431	$133,593

Book value per share	$6.41	$6.14	$6.16

Basic shares outstanding	21,241	21,229	21,690

Quarterly operating ROE (1)	14.6%	15.6%	12.2%
LTM operating ROE (1)	13.4%	12.9%	11.8%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Share Repurchase Activity
JMP Group did not repurchase any common shares during the quarter. At June 30, 2015, approximately 0.6 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Personnel
At June 30, 2015, the company had 235 full-time employees, compared to 233 at March 31, 2015, and 231 at June 30, 2014.

Non-GAAP Financial Measures
In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue
Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) excludes non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (v) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (vi) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and, as a result of its ownership, JMP Group consolidated the two funds and eliminated the fees in consolidation until adopting an amended GAAP standard as of January 1, 2015; presenting these fees in prior periods as though Harvest Growth Capital and Harvest Growth Capital II were deconsolidated presented the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; JMP Group consolidated the two funds under GAAP until January 1, 2015, when an amended GAAP standard no longer required consolidation; in prior periods, unrealized gains and losses that did not accrue to the company were reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenues:
Non-interest revenues	$34,499	$35,518	$53,942	$70,017	$88,339
Net interest income	5,415	5,489	3,788	10,904	7,548
Loan loss (provision)/credit	545	(57)	(212)	488	(709)
Total net revenues	40,459	40,950	57,518	81,409	95,178

Add back/(subtract):
General loan loss provision/(credit) – collateralized loan obligations	124	91	380	215	925
Net unrealized (gain)/loss on strategic equity investments and warrants	190	(1,020)	(72)	(831)	102
Non-controlling interests – Harvest Growth Capital funds	-	-	(6,614)	-	(939)
Non-controlling interests – other revenues	(2,500)	(2,619)	(578)	(5,118)	(767)
Unrealized mark-to-market loss/(gain) – deferred compensation	7	195	(656)	202	(726)

Adjusted net revenues	$38,280	$37,597	$49,978	$75,877	$93,773

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues
Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, until January 1, 2015, JMP Group consolidated Harvest Growth Capital and Harvest Growth Capital II in accordance with GAAP; for prior periods, asset management fees generated by the two funds were included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Base management fees:
Fees reported as asset management fees	$3,419	$3,710	$3,163	$7,129	$6,147
Fees earned at Harvest Growth Capital and Harvest Growth Capital II	-	-	366	-	745
Less: Non-controlling interest in HCAP Advisors	(319)	(300)	(215)	(619)	(406)
Total base management fees	3,100	3,410	3,314	6,510	6,486

Incentive fees:
Fees reported as asset management fees	1,302	952	11,695	2,255	14,255
Less: Non-controlling interest in HCAP Advisors	(250)	(194)	(238)	(444)	(62)
Total incentive fees	1,052	758	11,457	1,811	14,193

Other fee income:
Total fundraising and other fees	62	740	152	802	372

Asset management-related fee revenues	$4,214	$4,908	$14,922	$9,123	$21,051

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues
Adjusted principal transaction revenue is a non-GAAP financial measure that reverses net unrealized gains and losses on (i) strategic equity investments and warrants and (ii) investments related to deferred compensation, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Hedge fund investments	$618	$1,313	$2,255	$1,997	$3,963
Investment in Harvest Capital Credit Corporation	735	999	19	1,735	(144)
Investment in Harvest Growth Capital funds	264	(22)	284	242	(19)
Other principal investments	1,240	1,454	147	2,627	491
Principal transaction revenues before non-controlling interests	2,857	3,744	2,705	6,601	4,291
Non-controlling interests – Harvest Growth Capital funds	-	-	6,983	-	1,704

Total principal transaction revenues	2,857	3,744	9,688	6,601	5,995

Add back/(subtract):
Unrealized mark to market loss/(gain) – Strategic equity investments and warrants	191	(1,021)	(72)	(830)	102
Unrealized mark-to-market loss/(gain) – net deferred compensation	7	195	(655)	202	(725)
Non-controlling interests – Harvest Growth Capital funds	-	-	(6,983)	-	(1,704)

Total operating adjustments	198	(826)	(7,710)	(628)	(2,327)

Total adjusted principal transaction revenues	$3,055	$2,918	$1,978	$5,973	$3,668

Due to Harvest Capital Strategies’ role as the manager and managing member of Harvest Growth Capital and Harvest Growth Capital II, GAAP previously required that JMP Group consolidate the two venture capital funds, despite the company’s very limited ownership of each one. Following a recent amendment to GAAP standards regarding consolidation, JMP Group no longer consolidates the funds; the company elected to adopt the new standard early, as it is not required until 2016. In the table above, principal transaction revenues before non-controlling interests are presented so that all periods are comparable. Total principal transaction revenues, while not comparable across periods due to the recently revised accounting standards, reflect GAAP for each of the periods shown.

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio
A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Compensation Ratios

Adjusted net revenues	$38,280	$37,597	$49,978	$75,877	$93,773

Compensation and benefits	$27,524	$27,064	$37,979	$54,588	$69,355

Subtract/(add back):
Compensation expense – stock options and SARs	815	674	504	1,489	899
Compensation expense – RSUs	375	407	934	782	1,787
Compensation expense – net deferred compensation	1,670	1,069	(891)	2,739	(1,488)
Unrealized mark-to-market gain – deferred compensation	(7)	(195)	656	(202)	726
Compensation expense – non-controlling interest	262	267	328	530	650
Adjusted compensation and benefits	24,409	24,842	36,448	49,250	66,781

Subtract:
Compensation expense – strategic initiatives	-	-	500	-	1,110
Adjusted compensation and benefits, excluding strategic initiatives	$24,409	$24,842	$35,948	$49,250	$65,671

Adjusted ratio of compensation expense to revenues	63.8%	66.1%	72.9%	64.9%	71.2%

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	63.8%	66.1%	71.9%	64.9%	70.0%

Compensation Ratios Excluding Hedge Fund Incentive Fees

Adjusted net revenues	$38,280	$37,597	$49,978	$75,877	$93,773

Subtract:
Compensation expense – hedge fund incentive fees	29	68	10,385	97	12,831
Adjusted net revenues, excluding hedge fund incentive fees	$38,251	$37,529	$39,593	$75,780	$80,942

Adjusted compensation and benefits, excluding strategic initiatives	$24,409	$24,842	$35,948	$49,250	$65,671

Subtract:
Compensation expense – hedge fund incentive fees	29	68	10,385	97	12,831
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$24,380	$24,774	$25,563	$49,153	$52,840

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees	63.7%	66.0%	64.6%	64.9%	65.3%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income
Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (iv) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and 2013 and reflected in operating net income for 2012 and 2013, though recognized as a GAAP expense in 2013, 2014 and 2015, less (b) compensation awarded at year-end 2013 and year-end 2014 and deferred into 2014, 2015 and 2016;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2015	Mar. 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income attributable to JMP Group LLC	$5,826	($1,892)	$3,195	$3,934	$7,193

Add back:
Income tax expense	(2,864)	7,000	2,450	4,136	4,146
Income before taxes	2,962	5,108	5,645	8,070	11,339

Add back/(subtract):
Compensation expense – stock options and SARs	815	674	504	1,489	899
Compensation expense – RSUs	375	407	934	782	1,787
Compensation expense – net deferred compensation	1,669	1,069	(891)	2,738	(1,488)
General loan loss provision – collateralized loan obligations	124	91	380	215	925
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	189	(1,020)	(72)	(831)	102
Operating income before taxes	6,134	6,329	6,500	12,463	13,564

Income tax expense	1,284	1,198	2,470	2,482	5,154
Operating net income	$4,850	$5,131	$4,030	$9,981	$8,410

Operating net income per share:
Basic	$0.23	$0.24	$0.19	$0.47	$0.39
Diluted (1)	$0.22	$0.23	$0.18	$0.45	$0.37

Weighted average shares outstanding:
Basic	21,233	21,216	21,712	21,225	21,766
Diluted (1)	22,540	22,218	22,901	22,325	22,778
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter was 22,963,757; given that denominator, operating net income per diluted share would remain $0.22. On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2015, was 22,799,610; given that denominator, operating net income per diluted share would remain $0.45.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting
In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (iv) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended June 30, 2015, is set forth below.

	Quarter Ended June 30, 2015
			Corporate		Net
	Broker-	Asset	Credit	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$21,331	-	-	$21,331	-	-	$21,331
Brokerage	6,404	-	-	6,404	-	-	6,404
Asset management-related fees	-	$4,284	$1,378	5,662	($21)	($1,427)	4,214
Principal transactions (1)	1,135	-	-	1,135	1,920	-	3,055
Gain/(loss) on sale and payoff of loans	-	-	-	-	(809)	-	(809)
Net dividend income	-	-	-	-	255	-	255
Net interest income	-	-	-	-	3,134	-	3,134
Provision for loan losses	-	-	-	-	696	-	696
Adjusted net revenues	28,870	4,284	1,378	34,532	5,175	(1,427)	38,280

Expenses:
Non-interest expense/(income)	24,124	4,147	999	29,270	4,304	(1,427)	32,147
Operating income before taxes	4,746	137	379	5,262	871	-	6,133

Income tax expense/(benefit)	1,803	52	144	1,999	(716)	-	1,283
Operating net income	$2,943	$85	$235	$3,263	$1,587	-	$4,850

Operating net income per share:
Basic	$0.14	$0.00	$0.01	$0.15	$0.07	-	$0.23
Diluted (2)	$0.13	$0.00	$0.01	$0.14	$0.07	-	$0.22
(1)	Revenues of $1.1 million at broker-dealer segment represent net realized investment gain on the exercise of warrants related to investment banking activity.
(2)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter was 22,963,757; given that denominator, operating net income per diluted share would remain $0.22.

A statement of JMP Group’s operating net income on a segment basis for the six months ended June 30, 2015, is set forth below.

	Six Months Ended June 30, 2015
			Corporate		Net
	Broker-	Asset	Credit	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$42,025	-	-	$42,025	-	-	$42,025
Brokerage	12,469	-	-	12,469	-	-	12,469
Asset management-related fees	-	$9,285	$2,748	12,033	($21)	($2,889)	9,123
Principal transactions (1)	1,135	-	-	1,135	4,838	-	5,973
Gain/(loss) on sale and payoff of loans	-	-	-	-	(1,199)	-	(1,199)
Net dividend income	-	-	-	-	446	-	446
Net interest income	-	-	-	-	6,342	-	6,342
Provision for loan losses	-	-	-	-	698	-	698
Adjusted net revenues	55,629	9,285	2,748	67,662	11,104	(2,889)	75,877

Expenses:
Non-interest expense/(income)	46,324	8,901	2,022	57,247	9,057	(2,889)	63,415
Operating income before taxes	9,305	384	726	10,415	2,047	-	12,462

Income tax expense/(benefit)	3,535	145	276	3,956	(1,475)	-	2,481
Operating net income	$5,770	$239	$450	$6,459	$3,522	-	$9,981

Operating net income per share:
Basic	$0.27	$0.01	$0.02	$0.30	$0.17	-	$0.47
Diluted (2)	$0.26	$0.01	$0.02	$0.29	$0.16	-	$0.45
(1)	Revenues of $1.1 million at broker-dealer segment represent net realized investment gain on the exercise of warrants related to investment banking activity.
(2)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2015, was 22,799,610; given that denominator, operating net income per diluted share would remain $0.45.

Cautionary Note Regarding Quarterly Financial Results
Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2014, as filed with the U.S. Securities and Exchange Commission on March 13, 2015, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2014, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, July 24, 2015. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 88962208.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)
(in thousands)	June 30, 2015	Dec. 31, 2014

Assets

Cash and cash equivalents	$35,511	$101,362
Restricted cash and deposits	107,840	67,102
Marketable securities owned, at fair value	58,820	29,466
Other investments	79,363	208,947
Loans held for investment, net of allowance for loan losses	2,611	1,997
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	982,486	1,038,848
Cash collateral posted for total return swap	25,000	-
Deferred tax assets	11,324	10,570
Other assets	47,236	57,900
Total assets	$1,350,191	$1,516,192

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$13,633	$15,048
Accrued compensation	21,842	54,739
Asset-backed securities issued	987,434	1,001,137
Bond payable	94,300	94,300
Deferred tax liability	20,837	19,161
Other liabilities	47,540	42,878
Total liabilities	1,185,586	1,227,263

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	136,144	132,597
Non-redeemable non-controlling interest	28,461	156,332
Total equity	164,605	288,929
Total liabilities and shareholders' equity	$1,350,191	$1,516,192

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenues:
Investment banking	$21,331	$23,061	$42,025	$48,114
Brokerage	6,404	6,474	12,469	13,130
Asset management fees	4,721	14,858	9,383	20,402
Principal transactions	2,857	9,688	6,601	5,995
Gain/(loss) on sale, payoff and mark-to-market of loans	(1,132)	(551)	(1,710)	(171)
Net dividend income	256	262	447	497
Other income	62	150	802	372
Non-interest revenues	34,499	53,942	70,017	88,339

Interest income	12,801	9,212	25,578	17,800
Interest expense	(7,386)	(5,424)	(14,674)	(10,252)
Net interest income	5,415	3,788	10,904	7,548

Provision for loan losses	545	(212)	488	(709)
Total net revenues	40,459	57,518	81,409	95,178

Non-interest expenses:
Compensation and benefits	27,524	37,979	54,588	69,355
Administration	2,293	1,760	3,985	3,482
Brokerage, clearing and exchange fees	814	818	1,612	1,743
Travel and business development	1,295	980	2,233	1,831
Communications and technology	982	942	1,952	1,890
Occupancy	961	851	1,774	1,676
Professional fees	1,040	1,269	2,014	2,076
Depreciation	215	227	441	454
Other	698	330	1,228	542
Total non-interest expense	35,822	45,156	69,827	83,049

Net income before income tax expense	4,637	12,362	11,582	12,129
Income tax expense/(benefit)	(2,864)	2,450	4,136	4,146
Net income	7,501	9,912	7,446	7,983
Less: Net income attributable to non-redeemable non-controlling interests	1,675	6,717	3,512	790
Net income attributable to JMP Group LLC	$5,826	$3,195	$3,934	$7,193

Net income attributable to JMP Group LLC per share:
Basic	$0.26	$0.14	$0.18	$0.31
Diluted	$0.25	$0.13	$0.17	$0.30

Weighted average common shares outstanding:
Basic	21,233	21,712	21,225	21,766
Diluted	22,964	23,745	22,800	23,640

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com